Exhibit 99.1

COHEN & COMPANY REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

Net Income of $3.3 Million, or $1.19 per Diluted Share

Adjusted Net Income of $4.2 Million, or $1.19 per Diluted Share

Philadelphia and New York, November 4, 2020 – Cohen & Company Inc. (NYSE American: COHN), a financial services firm specializing in fixed income markets, today reported financial results for its third quarter ended September 30, 2020.

Summary Operating Results

	Three Months Ended
($ in thousands)	9/30/20	6/30/20	9/30/19
Total revenues	$21,856	$24,119	$11,267
Compensation and benefits	10,965	11,324	7,017
Non-compensation operating expenses	4,819	4,869	4,693
Operating income	6,072	7,926	(443)
Interest expense, net	(1,952)	(3,081)	(1,536)
Income (loss) from equity method affiliates	(1,371)	(1,233)	(109)
Income (loss) before income tax expense (benefit)	2,749	3,612	(2,088)
Income tax expense (benefit)	(594)	343	(170)
Net income (loss)	3,343	3,269	(1,918)
Less: Net income (loss) attributable to the noncontrolling interest	1,688	2,368	(702)
Net income (loss) attributable to Cohen & Company Inc.	$1,655	$901	$(1,216)
Fully diluted net income (loss) per share	$1.19	$0.69	$(1.06)

Adjusted net income (loss)	$4,197	$4,008	$(1,861)
Fully diluted adjusted net income (loss) per share	$1.19	$0.69	$(1.06)

•	Net income was $3.3 million, or $1.19 per diluted share, for the three months ended September 30, 2020, compared to net income of $3.3 million, or $0.69 per diluted share, for the three months ended June 30, 2020, and net loss of ($1.9) million, or ($1.06) per diluted share, for the three months ended September 30, 2019. Adjusted net income was $4.2 million, or $1.19 per diluted share, for the three months ended September 30, 2020, compared to adjusted net income of $4.0 million, or $0.69 per diluted share, for the three months ended June 30, 2020, and adjusted net loss of ($1.9) million, or ($1.06) per diluted share, for the three months ended September 30, 2019. Adjusted net income (loss) is not a measure recognized under U.S. generally accepted accounting principles (“GAAP”). See Note 1 on page 5.

•	Revenues during the three months ended September 30, 2020 decreased $2.3 million from the prior quarter and increased $10.6 million from the prior year quarter.

o	The decrease from the prior quarter was comprised primarily of (i) a decrease of $3.0 million in net trading revenue primarily from decreased revenue in the Company’s GCF repo and Corporate trading groups, which was net of an increase of $3.1 million in the Company’s Gestation repo revenue, partially offset by (ii) an increase of $0.5 million in new issue and advisory revenue related to a U.S. insurance transaction, and (iii) an increase of $0.3 million in principal transactions revenue related to mark-to-market gains on the Company’s principal investment portfolio.

o	The increase from the prior year quarter was comprised primarily of (i) an increase of $8.5 million in net trading revenue primarily from a $6.6 million increase in Gestation repo revenue and a $1.1 million increase in Corporate trading group revenue, (ii) an increase of $2.3 million in principal transactions related to mark-to-market gains on the Company’s principal investment portfolio, (iii) an increase of $0.3 million in new issue and advisory revenue related to a U.S. insurance transaction, partially offset by (iv) a decrease of $0.4 million in asset management revenue related to higher revenue in the prior-year quarter related to the liquidation of a European CLO.

•	Compensation and benefits expense as a percentage of revenue was 50% for the three months ended September 30, 2020, compared to 47% for the three months ended June 30, 2020 and 62% for the three months ended September 30, 2019. The number of Company employees was 87 as of September 30, 2020, compared to 94 as of June 30, 2020, and 90 as of September 30, 2019.

•	Non-compensation operating expenses during the three months ended September 30, 2020 were comparable to the prior quarter and increased $0.1 million from the prior year quarter. The increase from the prior year quarter was primarily due to higher professional fees.

•	Interest expense during the three months ended September 30, 2020 decreased $1.1 million from the prior quarter and increased $0.4 million from the prior year quarter. The changes in quarterly interest expense are primarily driven by fluctuations in interest on redeemable financial instruments, which are driven by certain Company groups’ revenues and profits.

•	Loss from equity method affiliates during the three months ended September 30, 2020 increased $0.1 million from the prior quarter and $1.3 million from the prior year quarter. The increase in loss from equity method affiliates was primarily related to expenses incurred by the Company-sponsored Insurance Acquisition Corp., a special purpose acquisition company (SPAC) formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 13, 2020, Insurance Acquisition Corp. completed its merger with Shift Technologies, Inc. (Nasdaq: SFT) (see below for more details).

•	As of September 30, 2020, total equity was $47.8 million, compared to $48.8 million as of December 31, 2019.

Lester Brafman, Chief Executive Officer of Cohen & Company, said, “We are pleased with our third quarter results, particularly on the broker-dealer side where we continued to strengthen our Gestation Repo business, with balances increasing to $2.9 billion by the end of the quarter. Additionally, we are excited to announce positive developments in our SPAC business. Recently, subsequent to quarter end, our first company-sponsored Insurance SPAC, Insurance Acquisition Corp., closed its merger with Shift Technologies, Inc., and during the quarter, our second company-sponsored Insurance SPAC, INSU Acquisition Corp. II, raised $230 million in an initial public offering of its units. We are active in multiple aspects of the SPAC market, including as a sponsor, asset manager and investor. Our team has a long history in the SPAC space, and we intend to continue growing our SPAC franchise and capitalizing on opportunities in the space. We are enthusiastic about our business going forward, and we remain committed to executing on our strategic priorities, with a continued focus on enhancing stockholder value.”

INSU Acquisition Corp. II Initial Public Offering

The Company is the manager of Insurance Acquisition Sponsor II, LLC (“IAS II”) and Dioptra Advisors II, LLC (“Dioptra II” and, together with IAS II, the “Insurance SPAC II Sponsor Entities”). The Insurance SPAC II Sponsor Entities are sponsors of INSU Acquisition Corp. II (“Insurance SPAC II”), a blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each a “Insurance SPAC II Business Combination”). On September 8, 2020, the Insurance SPAC II completed the sale of 23,000,000 units ("Insurance SPAC II Units") in its IPO.

Each Insurance SPAC II Unit consists of one share of the Insurance SPAC II's Class A Common Stock, par value $0.0001 per share (“Insurance SPAC II Common Stock”), and one-third of one warrant (each, a “Insurance SPAC II Warrant”), where each whole Insurance SPAC II Warrant entitles the holder to purchase one share of Insurance SPAC II Common Stock for $11.50 per share. The Insurance SPAC II Units were sold in the IPO at an offering price of $10.00 per unit, for gross proceeds of $230,000,000 (before underwriting discounts and commissions and offering expenses). Immediately following the completion of the IPO, there were an aggregate of 31,386,667 shares of Insurance SPAC II Common Stock issued and outstanding.

If Insurance SPAC II fails to consummate a Business Combination within the first 18 months following the IPO and is unable to obtain an extension, its corporate existence will cease except for the purposes of winding up its affairs and liquidating its assets. The Company currently consolidates the Insurance SPAC II Sponsor Entities and treats the Insurance SPAC II Sponsor Entities' investment in the Insurance SPAC II as an equity method investment.

The Insurance SPAC II Sponsor Entities purchased 452,500 of the Insurance SPAC II placement units in a private placement that occurred simultaneously with the IPO for an aggregate of $4,525,000, or $10.00 per placement unit. Cantor Fitzgerald & Co., the underwriter of the IPO, also purchased 87,500 of the Insurance SPAC II’s placement units in the private placement for an aggregate of $875,000. Each placement unit consists of one share of Insurance SPAC II Common Stock and one-third of one warrant (the “Insurance SPAC II Placement Warrant”). The placement units are identical to the Insurance SPAC II Units sold in the IPO except (i) the shares of Insurance SPAC II Common Stock issued as part of the placement units and the Insurance SPAC II Placement Warrants will not be redeemable by Insurance SPAC II, (ii) the Insurance SPAC II Placement Warrants may be exercised by the holders on a cashless basis, (iii) the shares of Insurance SPAC II Common Stock issued as part of the placement units, together with the Insurance SPAC II Placement Warrants, are entitled to certain registration rights, and (iv) for so long as they are held by the IPO underwriter, the Insurance SPAC II placement units will not be exercisable more than five years following the effective date of the registration statement filed by the Insurance SPAC II in connection with the IPO. Subject to certain limited exceptions, the placement units (including the underlying Insurance SPAC II Placement Warrants and Insurance SPAC II Common Stock and the shares of Insurance SPAC II Common Stock issuable upon exercise of the Insurance SPAC II Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Insurance SPAC II Business Combination.

In addition, the Insurance SPAC II Sponsor Entities collectively hold 7,846,667 founder shares of Insurance SPAC II. Subject to certain limited exceptions, the founder shares will not be transferable or salable except (a) with respect to 20% of such shares, until consummation of a Business Combination, and (b) with respect to additional 20% tranches of such shares, when the closing price of the Insurance SPAC II Common Stock exceeds $12.00, $13.50, $15.00 and $17.00, respectively, for 20 out of any 30 consecutive trading days following the consummation of the Insurance SPAC II Business Combination. Certain executive and key employees of the Company purchased membership interests in Dioptra II and have an interest in the Insurance SPAC II’s founder shares through such membership interests.

The number of founders shares eventually retained by the Insurance SPAC II Sponsor Entities and in which such executives and key employees have an interest through the Insurance SPAC II Sponsor Entities will not be finally determined until the Insurance SPAC II Business Combination is complete.

Insurance Acquisition Corp. Merger with Shift Technologies, Inc.

The Company is the manager of Insurance Acquisition Sponsor, LLC (“IAS”) and Dioptra Advisors, LLC (“Dioptra” and, together with IAS, the “Sponsor Entities”). The Sponsor Entities were sponsors of Insurance Acquisition Corp. ("Insurance SPAC"), a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On June 29, 2020, Insurance SPAC entered into an Agreement and Plan of Merger (the “Insurance SPAC Merger Agreement”) with IAC Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Insurance SPAC (“Insurance SPAC Merger Sub”), and Shift Technologies, Inc., a Delaware corporation (“Shift”). On October 13, 2020, Insurance SPAC Merger Sub was merged (the “Insurance SPAC Merger”) with and into Shift (the “Closing”). In connection with the Insurance SPAC Merger, the Insurance SPAC changed its name from “Insurance Acquisition Corp.” to “Shift Technologies, Inc.” and, on October 15, 2020, the Insurance SPAC’s NASDAQ trading symbol changed from "INSU" to “SFT.” The Insurance SPAC Merger was approved by the Insurance SPAC’s stockholders at a special meeting of stockholders held on October 13, 2020.

Upon the Closing, the Sponsor Entities held 375,000 shares of SFT Class A Common Stock, par value $0.0001 per share (“SFT Class A Common Stock”), and 187,500 warrants (“SFT Warrants”) to purchase an equal number of shares of SFT Class A Common Stock (such SFT Class A Common Stock and SFT Warrants, collectively, the “Placement Securities”) as a result of the 375,000 placement units, which the Sponsor Entities had purchased in a private placement that occurred simultaneously with the Insurance SPAC’s initial public offering on March 22, 2019. Further, upon the Closing, the Sponsor Entities collectively held an additional 4,497,525 shares of SFT Class A Common Stock as a result of its previous purchase of founder shares of the Insurance SPAC (collectively, the “Founder Shares,” and, together with the Placement Securities, the “Sponsor Shares”).

The Company currently consolidates the Sponsor Entities and previously treated its investment in the Insurance SPAC as an equity method investment. Effective upon the Closing, the Company has reclassified its equity method investment in the Insurance SPAC to other investments, at fair value and has adopted fair value accounting for the investment in SFT, resulting in an amount of principal transaction revenue derived from the (i) the final amount of Sponsor Shares retained by the Sponsor Entities; (ii) the trading share price of the SFT Class A Common Stock and the SFT Warrants; and (iii) fair value discounts related to the share sale restrictions on the Sponsor Shares outlined below. Upon recognition of the principal transaction revenue described above in the fourth quarter, the Company will record a non-controlling interest expense or compensation expense related to the amount of Sponsor Shares distributable to the non-controlling interest holders in the Sponsor Entities. If the non-controlling interest holder is an employee of the Company, the expense will be recorded as compensation. Otherwise, the expense will be non-controlling interest expense. The Company currently expects that, upon the registration of the Sponsor Shares in accordance with the Amended and Restated Registration Rights Agreement described below, (a) of the Placement Securities, 252,335 shares of SFT Class A Common Stock and 126,500 SFT Warrants will be distributed to the non-controlling interest holders of the Sponsor Entities and, (b) of the Founder Shares, 2,477,803 shares of SFT Class A Common Stock will be distributed to the non-controlling interest holders of the Sponsor Entities. Immediately following these distributions, the Company expects to retain (i) of the Placement Securities, 122,665 shares of SFT Class A Common Stock and 61,332 SFT Warrants, and (ii) of the Founder Shares, 2,019,721 shares of SFT Class A Common Stock.

Subject to certain limited exceptions, Placement Securities held by IAS will not be transferable or salable until 30 days following the Closing. Of the Founder Shares held by the Sponsor Entities, (a) 20% are freely transferable and salable, and (b) subject to certain limited exception, the remaining shares will not be transferable or salable until the closing price of the SFT Class A Common Stock, for a period of 20 out of any 30 consecutive trading days following the Closing, (a) exceeds $12.00 with respect to 20% of such shares, (b) exceeds $13.50 with respect to an additional 20% of such shares, (c) exceeds $15.00 with respect to an additional 20% of such shares, and (d) exceeds $17.00 with respect to an additional 20% of such shares.

Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time (ET) to discuss these results. The conference call will be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s homepage at www.cohenandcompany.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), with participant pass code 3371789, or request the Cohen & Company earnings call. A replay of the call will be available for one week following the call by dialing (800) 585-8367 or (404) 537-3406, participant pass code 3371789.

About Cohen & Company

Cohen & Company is a financial services company specializing in fixed income markets. It was founded in 1999 as an investment firm focused on small-cap banking institutions but has grown to provide an expanding range of capital markets and asset management services. Cohen & Company’s operating segments are Capital Markets, Asset Management, and Principal Investing. The Capital Markets segment consists of fixed income sales, trading, and matched book repo financing as well as new issue placements in corporate and securitized products, and advisory services, operating primarily through Cohen & Company’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial (Europe) Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, managed accounts, and investment funds. As of September 30, 2020, the Company managed approximately $2.7 billion in fixed income assets in a variety of asset classes including US and European trust preferred securities, subordinated debt, and corporate loans. As of September 30, 2020, 77.4% of the Company’s assets under management were in collateralized debt obligations that Cohen & Company manages, which were all securitized prior to 2008. The Principal Investing segment is comprised primarily of investments the Company holds related to its SPAC franchise and other investments the Company has made for the purpose of earning an investment return rather than investments made to support its trading, matched book repo, or other capital markets business activity. For more information, please visit www.cohenandcompany.com.

Note 1: Adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures of performance. Please see the discussion under “Non-GAAP Measures” below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates, and forecasts with respect to future performance and events. These statements, estimates, and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “ might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties, and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.cohenandcompany.com/investor-relations/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from new or expanded businesses, (i) unanticipated market closures or effects due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, including on our CLO investments, (k) the possibility that payments to the Company of subordinated management fees from its European CLO will continue to be deferred or will be discontinued, (l) the possibility that the stockholder rights plan may fail to preserve the value of the Company’s deferred tax assets, whether as a result of the acquisition by a person of 5% of the Company’s common stock or otherwise, (m) the possibility that Insurance SPAC II does not successfully consummate an Insurance SPAC II Business Combination, and (n) the impacts of the COVID-19 pandemic. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties, and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

COHEN & COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	9/30/20	6/30/20	9/30/19	9/30/20	9/30/19
Revenues
Net trading	$16,957	$20,006	$8,479	$55,524	$25,873
Asset management	1,631	1,692	2,018	4,938	5,765
New issue and advisory	500	-	250	500	250
Principal transactions	2,606	2,304	310	2,313	1,245
Other revenue	162	117	210	470	443
Total revenues	21,856	24,119	11,267	63,745	33,576
Operating expenses
Compensation and benefits	10,965	11,324	7,017	36,423	19,813
Business development, occupancy, equipment	641	640	770	2,037	2,476
Subscriptions, clearing, and execution	2,242	2,548	2,403	7,370	6,732
Professional services and other operating	1,851	1,597	1,440	5,230	4,309
Depreciation and amortization	85	84	80	249	239
Impairment of goodwill	-	-	-	7,883	-
Total operating expenses	15,784	16,193	11,710	59,192	33,569
Operating income (loss)	6,072	7,926	(443)	4,553	7
Non-operating income (expense)
Interest expense, net	(1,952)	(3,081)	(1,536)	(7,638)	(5,329)
Income (loss) from equity method affiliates	(1,371)	(1,233)	(109)	(2,711)	(365)
Income (loss) before income tax expense (benefit)	2,749	3,612	(2,088)	(5,796)	(5,687)
Income tax expense (benefit)	(594)	343	(170)	(623)	(917)
Net income (loss)	3,343	3,269	(1,918)	(5,173)	(4,770)
Less: Net income (loss) attributable to the noncontrolling interest	1,688	2,368	(702)	(4,627)	(1,942)
Net income (loss) attributable to Cohen & Company Inc.	$1,655	$901	$(1,216)	$(546)	$(2,828)

Earnings per share
Basic
Net income (loss) attributable to Cohen & Company Inc.	$1,655	$901	$(1,216)	$(546)	$(2,828)
Basic shares outstanding	1,147	1,160	1,144	1,151	1,140
Net income (loss) attributable to Cohen & Company Inc. per share	$1.44	$0.78	$(1.06)	$(0.47)	$(2.48)
Fully Diluted
Net income (loss) attributable to Cohen & Company Inc.	$1,655	$901	$(1,216)	$(546)	$(2,828)
Net income (loss) attributable to the convertible noncontrolling interest	2,542	3,107	(645)	(2,874)	(1,754)
Net interest attributable to convertible debt	379	373	-	-	-
Income tax and conversion adjustment	1,503	(930)	79	1,536	430
Enterprise net income (loss)	$6,079	$3,451	$(1,782)	$(1,884)	$(4,152)
Basic shares outstanding	1,147	1,160	1,144	1,151	1,140
Unrestricted Operating LLC membership units exchangeable into COHN shares	2,803	2,803	532	2,800	532
Additional dilutive shares	1,166	1,057	-	-	-
Fully diluted shares outstanding	5,116	5,020	1,676	3,951	1,672
Fully diluted net income (loss) per share	$1.19	$0.69	$(1.06)	$(0.48)	$(2.48)

Reconciliation of adjusted net income (loss) to net income (loss) and calculations of per share amounts
Net income (loss)	$3,343	$3,269	$(1,918)	$(5,173)	$(4,770)
Impairment of goodwill	-	-	-	7,883	-
Noncontrolling interest share of the equity method loss from Insurance SPACs	854	739	57	1,753	188
Adjusted net income (loss)	4,197	4,008	(1,861)	4,463	(4,582)
Net interest attributable to convertible debt	379	373	-	-	-
Income tax and conversion adjustment	1,503	(930)	79	1,536	430
Enterprise net income (loss) for fully diluted adjusted net income (loss) per share calculation	$6,079	$3,451	$(1,782)	$5,999	$(4,152)

Fully diluted shares outstanding	5,116	5,020	1,676	3,951	1,672
Fully diluted adjusted net income (loss) per share	$1.19	$0.69	$(1.06)	$1.52	$(2.48)

COHEN & COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2020
	(unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$129,266	$8,304
Receivables from brokers, dealers, and clearing agencies	61,581	96,132
Due from related parties	958	466
Other receivables	3,582	46,625
Investments - trading	237,271	307,852
Other investments, at fair value	22,452	14,864
Receivables under resale agreements	6,055,291	7,500,002
Investment in equity method affiliates	7,776	3,799
Goodwill	109	7,992
Right-of-use asset - operating leases	6,340	7,155
Other assets	2,925	8,433
Total assets	$6,527,551	$8,001,624

Liabilities
Payables to brokers, dealers, and clearing agencies	$139,084	$241,261
Accounts payable and other liabilities	130,450	20,295
Accrued compensation	10,155	4,046
Trading securities sold, not yet purchased	54,619	77,947
Securities sold under agreements to repurchase	6,058,998	7,534,443
Deferred income taxes	781	1,339
Operating lease liability	6,824	7,693
Redeemable Financial Instruments	14,457	16,983
Debt	64,400	48,861
Total liabilities	6,479,768	7,952,868

Equity
Voting nonconvertible preferred stock	27	27
Common stock	12	12
Additional paid-in capital	67,675	68,714
Accumulated other comprehensive loss	(883)	(915)
Accumulated deficit	(35,092)	(34,519)
Total stockholders' equity	31,739	33,319
Noncontrolling interest	16,044	15,437
Total equity	47,783	48,756
Total liabilities and equity	$6,527,551	$8,001,624

Non-GAAP Measures

Adjusted net income (loss) and adjusted net income (loss) per diluted share

Adjusted net income (loss) is not a financial measure recognized by GAAP. Adjusted net income (loss) represents net income (loss), computed in accordance with GAAP, excluding impairment of goodwill and the noncontrolling interest share of the equity method loss from Cohen & Company’s sponsored special purpose acquisition corporations, Insurance Acquisition Corp. and INSU Acquisition Corp. II. Impairment of goodwill has been excluded from adjusted net income (loss) because it is a non-recurring, non-cash item. The noncontrolling interest share of the equity method loss from Insurance Acquisition Corp. and INSU Acquisition Corp. II has been excluded from adjusted net income (loss) as it represents the portion of the equity method loss that is not owned by the Company. Adjusted net income (loss) per diluted share is calculated, by dividing adjusted net income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted net income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted net income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted net income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted net income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted net income (loss) should not be assessed in isolation from or construed as a substitute for net income (loss) prepared in accordance with GAAP. Adjusted net income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors -	Media -
Cohen & Company Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr.	James Golden or Andrew Squire
Executive Vice President and	212-355-4449
Chief Financial Officer	jgolden@joelefrank.com or asquire@joelefrank.com
215-701-8952
investorrelations@cohenandcompany.com